September 22, 2010

American Scientific Resources Incorporated
1112 Weston Road, Unit 278
Weston, Florida 33326

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement between American Scientific Resources Incorporated (the "Company") and Lanktree, dated July 10, 2010 (the "Purchase Agreement"), pursuant to which the Company has issued the Lanktree Consulting Group debentures on July 13, 2010, August 10, and September 13, 2010, may issue Lanktree an additional $120,000 of principal amount of Debentures.

It is hereby agreed that the first sentence of Section 4(a) of the Debentures already outstanding as well as any Debentures to be issued pursuant to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

> "At any time beginning on the date hereof and until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof)."

Except as expressly modified hereby, the terms of the Debentures shall remain as stated in the Debentures.

Very truly yours,

LANKTREE CONSULTING GROUP

By: ______________________
CHARLES T LANKTREE (Name)
OWNER (Title)

AGREED AND ACCEPTED

AMERICAN SCIENTIFIC RESOURCES, INC.

By: ______________________
Christopher F. Tirotta, MD, MBA
CEO/Chairman